                                   Exhibit 5.1




                  [LETTERHEAD OF CAMHY KARLINSKY & STEIN LLP]
                                 1740 BROADWAY
                         NEW YORK, NEW YORK 10019-4315
                                 (212) 977-6600

                               November 7, 1996



Comprehensive Care Corporation
1111 Bayside Drive
Corona del Mar, California 92625


        Re:   Comprehensive Care Corporation
              Registration Statement on Form S-8
              Filed on November 8, 1996
              ----------------------------------


Dear Sir/Madam:

         We have reviewed a Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"), by Comprehensive Care Corporation, a Delaware corporation (the "Company"), on November 8, 1996. The Registration Statement has been filed for the purpose of registering for offer and sale under the Act: 500,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock") issuable under the Company's 1988 Incentive Stock Option Plan (the "1988 ISO Plan"); 200,000 shares of the Company's Common Stock issuable under the Company's 1988 Nonstatutory Stock Option Plan (the "1988 NSO Plan"); 450,000 shares of the Company's Common Stock issuable under the Company's 1995 Incentive Plan (the "1995 Incentive Plan"); and 250,000 shares of the Company's Common Stock issuable under the Company's 1995 Amended and Restated Non-Employee Directors Stock Option Plan (the "1995 Directors Plan"). The 1988 ISO Plan, the 1988 NSO Plan, 1995 Incentive Plan, and 1995 Directors Plan are sometimes referred to as the "Option Plans") and the shares of Common Stock issuable upon the exercise of options granted the Plans or issuable or issued pursuant to grants of restricted stock are sometimes referred to as the "Shares."

         We have examined your Certificate of Incorporation as amended, Bylaws and such documents, corporate records and questions of law as we have deemed necessary solely for the purpose of enabling us to render this opinion. On the basis of such examination, we are of the opinion that:

               1. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware.

               2. The Company has an authorized capitalization of 12,500,000 shares of capital stock consisting of 12,500,000 shares of Common Stock, $.01 par value, and 60,000 shares of Preferred Stock, $.01 par value.

               3. The Shares have been duly authorized, and when issued, sold and paid for as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.


                                           Very truly yours,

                                           /s/ CAMHY KARLINSKY & STEIN LLP
                                           -------------------------------
                                               Camhy Karlinsky & Stein LLP